UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. 1)

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[ ]	Soliciting Material Pursuant to §240.14a-12

RAND CAPITAL CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement ‒ Rand Capital Corporation

Rand Capital Corporation

2200 Rand Building

Buffalo, New York 14203

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO OUR SHAREHOLDERS:

The 2020 Annual Meeting of Shareholders of Rand Capital Corporation (the “Corporation”) will be held on Wednesday, April 22, 2020 at 10:30 a.m. at The Buffalo Club, (Business Attire Required) Millard Fillmore Conference Room, 388 Delaware Avenue, Buffalo, New York, 14202 for the following purposes:

1.	To elect five Directors to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified.

2.	To ratify the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the year ending December 31, 2020.

3.	To consider and act upon such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 6, 2020 are entitled to notice of, and to vote at the annual meeting, and any adjournment thereof.

March 17, 2020	By order of the Board of Directors,
Buffalo, New York

Daniel P. Penberthy
Executive Vice President, Chief Financial Officer and
Secretary

IMPORTANT NOTICE REGARDING

INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON

APRIL 22, 2020

THE PROXY STATEMENT AND ANNUAL REPORT TO SHAREHOLDERS

IS AVAILABLE AT: www.proxyvote.com

Proxy 1

Proxy Statement ‒ Rand Capital Corporation

Rand Capital Corporation

2200 Rand Building

Buffalo, New York 14203

Proxy Statement

GENERAL INFORMATION

We are furnishing this Proxy Statement in connection with the solicitation of proxies by the Board of Directors of Rand Capital Corporation (“Rand” or the “Corporation” or “we”) for the Annual Meeting of Shareholders to be held on April 22, 2020 (“Annual Meeting”). Only shareholders of record at the close of business on March 6, 2020 (“Record Date”) are entitled to notice of and to vote at the Annual Meeting, and at any adjournment thereof. On the Record Date, Rand had 14,655,321 shares of common stock (net of treasury shares), par value $.10 per share (“shares”), outstanding and entitled to vote at the Annual Meeting.

Each share entitles the holder to one vote. Shares cannot be voted at the Annual Meeting unless the shareholder is present or represented by proxy. If the enclosed form of proxy is returned properly executed and dated, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions contained in the proxy, unless the proxy is revoked prior to its exercise. Any shareholder may revoke a proxy by executing a subsequently dated proxy or a notice of revocation, provided that the subsequent proxy or notice is delivered to the Corporation prior to the taking of a vote, or by voting in person at the Annual Meeting.

Under the New York Business Corporation Law (the “BCL”) and our by-laws, the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting. The shares that are present at the Annual Meeting or represented by a proxy will be counted for quorum purposes. Proxies submitted with abstentions and broker non-votes will be counted in determining whether or not a quorum is present. Under the BCL and the Corporation’s by-laws, once a quorum is established, Directors standing for election are to be elected by a plurality of the votes cast, and Proposal 2 (ratification of the appointment of the independent registered public accounting firm) is to be approved by a majority of votes cast in favor of the matter. Votes withheld, broker non-votes, and abstentions will not be counted as votes cast on any matter and will have no effect on the results of the vote. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions on how to vote from the beneficial owner.

This Proxy Statement and accompanying form of proxy are first being mailed to shareholders on or about March 17, 2020. A copy of Rand’s annual report, which contains Rand’s financial statements accompanies this Proxy Statement.

We will bear all costs of soliciting proxies for the Annual Meeting. We may pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, our Directors, our officers and the employees of Rand Capital Management LLC, the Corporation’s external investment adviser (“RCM”), may solicit proxies in person or by telephone, and they will receive no additional compensation therefor.

Our office is located at 2200 Rand Building, Buffalo, New York 14203 and our telephone number is 716-853-0802.

EXPLANATORY NOTE REGARDING THE EXTERNALIZATION IN NOVEMBER 2019

On November 8, 2019, the Corporation entered into an investment advisory and management agreement (the “Advisory Agreement”) and an administration agreement (the “Administration Agreement”) with Rand Capital Management, LLC or RCM (the “Externalization”). The Board of Directors unanimously approved the Advisory Agreement and the Administration Agreement at an in-person meeting held on January 24, 2019 and the Corporation’s shareholders approved the Advisory Agreement at a special meeting of shareholders held on May 16, 2019. Following the Externalization, all of the Corporation’s employees, including its executive officers, became employees of RCM and no longer receive any direct compensation from the Corporation. The Corporation’s day-to-day investment operations are managed by RCM and services necessary for its business, including the origination and administration of its investment portfolio are provided by individuals who are employees of RCM. RCM acts as the Corporation’s investment adviser and administrator pursuant to the terms of the Advisory Agreement and the Administration Agreement. As described in greater detail in the Corporation’s Annual Report on Form 10-K under Part I, Item 1 “Business ‒ Investment Advisory and Management Agreement,” the compensation paid by the Corporation to RCM for providing investment advisory and management services under the Advisory Agreement consists of two components — (i) a base management fee and (ii) an incentive fee consisting of two parts: (A) an income based fee and (B) a capital gain based fee. In addition, the Corporation reimburses RCM for its allocable portion of expenses incurred by RCM in performing its administrative obligations and functions for the Corporation under the Administration Agreement. The address of RCM is 2200 Rand Building, Buffalo, New York 14203.

Proxy 2

Proxy Statement ‒ Rand Capital Corporation

BENEFICIAL OWNERSHIP OF SHARES

Unless otherwise indicated, the following table sets forth beneficial ownership of our shares on March 6, 2020, by (a) persons known by us to be beneficial owners of more than 5% of the outstanding shares, (b) the Directors, nominees for Director, and the named executive officers of Rand, and (c) all Directors and executive officers as a group. For purposes of the table, the address for each of our Directors, nominees for Director and named executive officers is c/o 2200 Rand Building, Buffalo, NY 14203. Unless otherwise stated, each person named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned by that person.

	Amount and Nature of	Percent
Beneficial Owner	Beneficial Ownership (1)	of Class (4)
(a) More than 5% Owners:

East Asset Management, LLC (“East”)	8,425,620	57.5%
7777 NW Beacon Square Blvd.
Boca Raton, FL 33487

User-Friendly Phone Book, LLC	1,455,993	9.9%
10200 Grogan’s Mill Road, Suite 440
The Woodlands, TX 77380

(b) Directors, nominees for Director and named executive officers:

Benjamin E. Godley	95,268	*
Allen F. Grum	173,642	1.2%
Adam S. Gusky (2)	8,425,620	57.5%
Erland E. Kailbourne	40,000	*
Robert M. Zak	85,000	*
Daniel P. Penberthy	84,467	*

* Less than 1%.

(c) All Directors and executive officers as a group
(six persons) (3)	8,903,997	60.8%

(1) The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission (“SEC”).

(2) Mr. Gusky is the Chief Investment Officer of East and may be deemed to have beneficial ownership of the shares held directly by East by virtue of his position with East. Mr. Gusky disclaims beneficial ownership of the shares held by East.

(3) Except as noted in footnote 2 above with respect to Mr. Gusky, members of the group have sole voting and investment power over these shares.

(4) Percent of Class calculated based on 14,655,321 shares (net of treasury shares) outstanding at the Record Date.

Proxy 3

Proxy Statement ‒ Rand Capital Corporation

PROPOSAL 1. ELECTION OF DIRECTORS

Five Directors are to be elected at the Annual Meeting. The five nominees were each elected at the last annual meeting of shareholders held in December 2019. Messrs. Gusky and Godley were each designated for nomination for election to the Board of Directors by East pursuant to the terms of that certain shareholder agreement, dated as of November 8, 2019, by and between Rand and East (the “Shareholder Agreement”).

Each of the nominees, including Messrs. Gusky and Godley that were designated for nomination by East under the terms of the Shareholder Agreement, was recommended for nomination for election by the Governance and Nominating Committee, which is comprised solely of independent Directors. Each of the nominees has consented to serve as a Director if elected. If at the time of the Annual Meeting any nominee should be unable to serve, it is the intention of the persons designated as proxies to vote, in their discretion, for such other person as may be designated as a nominee by the Board of Directors.

Director Independence

The Board of Directors has affirmatively determined that the following current non-employee Directors are “Independent Directors” under the rules of the SEC and under the rules and guidelines of the Nasdaq Stock Market: Benjamin E. Godley, Erland E. Kailbourne and Robert M. Zak. In addition, the Board of Directors had previously determined that the following non-employee Directors who served during 2019 and had their respective terms expire upon the completion of the 2019 annual meeting of shareholders were “Independent Directors” under the rules of the SEC and under the rules and guidelines of the Nasdaq Stock Market during their term of service 2019: Ross B. Kenzie and Jayne K. Rand. The Board applies the standards of the SEC and the rules and guidelines of the Nasdaq Stock Market to assist it in making independence determinations. The Board considers all relevant facts and circumstances in determining whether a material relationship between Rand and a director exists that would interfere with that director’s exercise of independent judgment in carrying out his or her responsibilities as a director. In making this determination, the Board considered the analysis and recommendations of the Governance and Nominating Committee, as well as any related person transactions and other relationships with the Company. Material relationships that the Board may consider include commercial, consulting, legal, accounting, industrial, charitable and family relationships.

The nominees for election as a Director at the Annual Meeting have been nominated by the Independent Directors of the Board upon the recommendation of Rand’s Governance and Nominating Committee, which is comprised solely of Independent Directors in compliance with the requirements of Nasdaq Rule 5605(e)(1).

Allen F. Grum and Adam S. Gusky have each been determined to be an “interested person” under Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “Investment Company Act”) with respect to Rand. Directors who are determined to be interested persons do not qualify as independent Directors under the rules and guidelines of the Nasdaq Stock Market.

The Board of Directors, with reference to the SEC rules and the Nasdaq Stock Market rules and guidelines, also determined that:

●	each member that served on the Audit Committee, the Governance and Nominating Committee, and the Compensation Committee during 2019 was independent under the applicable Nasdaq Stock Market rules and guidelines and SEC rules for purposes of determining independence of members of each of those committees;

Proxy 4

Proxy Statement ‒ Rand Capital Corporation

●	the compensation paid to the executive officers of Rand during 2019 was determined by a majority of the Independent Directors of the Board of Directors;

●	each member that served on the Audit Committee during 2019 also met the additional independence requirements under Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Nasdaq Rule 5605(c)(2)(A); and

●	each member that served on the Compensation Committee during 2019 also met the independence requirements under Nasdaq Rule 5605(d)(2).

Rand’s Chairman, Mr. Kailbourne, served as chair of meetings of the independent Directors. “Executive sessions” of the independent Directors occurred at least twice during 2019. The Corporation also held separate committee meetings of the Board of Directors during 2019, which committees were comprised solely of independent Directors.

Board Leadership Structure

Erland E. Kailbourne has served as Chairman of the Board of Directors of the Corporation since 2018 and is not an “interested person” under Section 2(a)(19) of the Investment Company Act with respect to Rand. His long-standing business experience is important to the Board of Directors’ discussions. Robert M. Zak was appointed Vice Chair on November 5, 2014 and is also not an “interested person” under Section 2(a)(19) of the Investment Company Act with respect to Rand. Allen F. Grum has served as President and Chief Executive Officer since 1996 and qualifies as an “interested person” under Section 2(a)(19) of the Investment Company Act with respect to Rand. The Corporation believes that separating the Chairman and President (CEO) roles provides independent oversight of the Corporation, enhanced leadership by the Independent Directors, and a check on the executive officers of the Corporation that are also employees of RCM.

The Board’s Role in Risk Oversight

The Board’s role in the Corporation’s risk oversight process consists of receiving regular reports from Rand’s executive officers on areas of material risk to the Corporation, including portfolio valuation, operational, financial, legal, regulatory and compliance, strategic and reputational risks. The full Board of Directors (or the appropriate committee in the case of risks that are under the purview of a particular committee) reviews these reports from Rand’s executive officers to understand and provide input on the management of these risks.

Shareholder Communications

Communications to an individual Director, to non-employee Directors as a group, or to the entire Board of Directors, should be addressed as follows: Erland E. Kailbourne, Security Holder Board Communications, 2200 Rand Building, Buffalo, New York, 14203, with an indication of the individual or subgroup (if any) to whose attention the communication is directed. All security holder communications addressed in that manner will be delivered directly to Mr. Kailbourne, who will receive communications for the Board of Directors and non-employee Directors, and who will deliver the communication unopened to any individually indicated Director.

Meeting Attendance

Directors are expected to attend the Annual Meeting each year, but such attendance is not required. At the 2019 annual meeting of shareholders, three Directors attended in person and two Directors attended through telephonic conferencing.

Proxy 5

Proxy Statement ‒ Rand Capital Corporation

Information Regarding Directors, Nominees for Director, and Executive Officers

The following table provides information concerning all persons who are nominees for Director or executive officers of Rand. Rand is not part of a fund complex.

Name, Age and Address	Position(s) held with Fund	Length of Time Served as a Director(1)	Business Experience and Occupations During Last Five Years	Other Director- ships (2)
Directors who are Interested Persons
Allen F. Grum (3) (62) c/o 2200 Rand Building Buffalo NY 14203	President and Chief Executive Officer of Rand and a Director	1996

President and Chief Executive Officer since 1996. In addition, Mr. Grum has served on the investment committee of RCM, which is the external investment adviser for the Corporation and responsible for all aspects of the Corporation’s investment process, and as the President and Chief Executive Officer of RCM since November 2019. Prior to his position as President and CEO, Mr. Grum served as Senior Vice President of Rand Capital Corporation commencing in June 1995. From 1994 to 1995, Mr. Grum was Executive Vice President of Hamilton Financial Corporation and from 1991-1994 he served as Senior Vice President of Marine Midland Mortgage Corporation. Mr. Grum serves on a number of Boards of Directors of companies in which Rand Capital Corporation has an investment. His in-depth knowledge of Rand Capital Corporation’s and RCM’s operations, and the industries in which the Corporation operates makes Mr. Grum qualified to serve as a Director.

				None
Adam S. Gusky (3) (45) c/o 2200 Rand Building Buffalo NY 14203	Director	2019

Mr. Gusky has been the Chief Investment Officer of East since its inception in 2010 and has served on the investment committee of RCM, which is the external investment adviser for the Corporation and responsible for all aspects of the Corporation’s investment process, since November 2019. Prior to joining East, Mr. Gusky worked for CNN/Sports Illustrated and o2 Wireless Solutions. Mr. Gusky earned both his Master of Business Administration (class of 2006) and his Bachelor of Arts degrees from Duke University (class of 1997). Mr. Gusky’s extensive knowledge of deal structuring and financing transactions obtained during his service as the Chief Investment Officer for East makes Mr. Gusky qualified to serve as a Director.

				None

Proxy 6

Proxy Statement ‒ Rand Capital Corporation

Directors who are not Interested Persons
Benjamin E. Godley (56) c/o 2200 Rand Building Buffalo NY 14203	Director	2019

Mr. Godley is the founder of Contributor Development Partnership (“CDP”) and became its Chief Executive Officer in 2018. CDP is a public benefit corporation focused on improving the operational efficiency and revenue generation capacity of the public media system. Prior to becoming CEO of CDP, Mr. Godley worked for WGBH (which is the largest producer of PBS content). Mr. Godley joined WGBH in 2008 as Executive Vice President, was named Chief Operating Officer in 2010, and was additionally named President of Business Services in 2017. Prior to joining WGBH, Mr. Godley served as Senior Advisor/Deputy National Finance Director on Mitt Romney’s 2008 presidential campaign, and a member of Governor Romney’s senior staff as Director of Governmental Affairs for the Commonwealth. Earlier in his career, Mr. Godley co-founded and was President and CEO of CGN Marketing & Creative Services and also held marketing and management roles at Hill & Knowlton and IBM. Mr. Godley’s significant business experience both in the private and not-for-profit sectors provides invaluable expertise as a Director of Rand.

			None
Erland E. Kailbourne (78) c/o 2200 Rand Building Buffalo, NY 14203	Director and Chairman of the Board	1999

Chairman of Albany International, Inc since 2020. Prior to that he was a Director of Albany International, Inc. since 1999 and previously served as its Chairman of the Board from May 2008 until February 2019. From January 2006 until May 2015, Mr. Kailbourne was a Director of Financial Institutions, Inc. and its subsidiary Five Star Bank. He retired as Chairman and Chief Executive Officer (New York Region) of Fleet National Bank, a banking subsidiary of Fleet Financial Group, Inc., in 1998. From 1995 to 2000, he was Vice Chairman State University of New York (SUNY). He was Chairman and Chief Executive Officer of Fleet Bank, also a subsidiary of Fleet Financial Group, Inc., from 1993 until its merger into Fleet National Bank in 1997. He is a Director of REV LNG, LLC, Allegany Co-op Insurance Company, Conemaugh Valley Insurance Company, and The Thomas and Laura Moogan Foundation. Mr. Kailbourne’s extensive banking and financial experience provide necessary attributes as a Director of Rand.

			Director of Albany International, Inc.

Proxy 7

Proxy Statement ‒ Rand Capital Corporation

Robert M. Zak (62) 250 Main Street Buffalo, NY 14202	Director and Vice Chair of the Board	2005

Since 1995, Mr. Zak has been President and Chief Executive Officer of Merchants Mutual Insurance Company, which operates under the trade name Merchants Insurance Group. Mr. Zak joined Merchants in 1985. Prior to that, his career was in public accounting. Mr. Zak served as a director of Manning & Napier, Inc. from November 2011 until June 2016. Mr. Zak’s executive leadership and public accounting experience provide desirable attributes as a Director of Rand.

			None
Non-Director Executive Officers
Daniel P. Penberthy (3) (57) c/o 2200 Rand Building Buffalo, NY 14203	Executive Vice President, Treasurer and Chief Financial Officer of Rand	N/A

Mr. Penberthy has served as Treasurer of Rand since August 1997. Since January 2002, Mr. Penberthy has served as Executive Vice President, and he has continued to serve as the Chief Financial Officer since 1997. In addition, Mr. Penberthy has served on the investment committee of RCM, which is the external investment adviser for the Corporation and responsible for all aspects of the Corporation’s investment process, and as the Executive Vice President and Chief Financial Officer of RCM since November 2019. From 1993 to 1997, Mr. Penberthy served as Chief Financial Officer for both the Greater Buffalo Partnership (formerly the Chamber of Commerce) and the Greater Buffalo Convention and Visitors Bureau. Prior thereto, from 1990 to 1993, Mr. Penberthy was employed by Greater Buffalo Development Foundation and KPMG.

			None

(1)	Indicates initial year in which such person became a Director. All Directors’ terms of office will be through the next annual meeting of shareholders and until their successors have been duly elected and qualified.

(2)	Indicates directorships of companies with a class of equity securities registered under Section

12 of the Exchange Act, subject to the requirements of Section 15(d) of the Exchange Act, or registered as an investment company under the Investment Company Act.

(3)	Deemed to be an interested person under Section 2(a)(19) of the Investment Company Act due to affiliations with RCM. In addition, with respect to Mr. Gusky, due to his position as Chief Investment Officer of East and, with respect to Messrs. Grum and Penberthy, due to their respective positions as an officer of the Corporation.

The Board of Directors of the Corporation unanimously recommends a vote FOR the election of the nominees named in this Proxy Statement.

Proxy 8

Proxy Statement ‒ Rand Capital Corporation

Approximate Value of Investments in Rand

The following table indicates the range of value as of March 6, 2020 of the shares of Rand (the “Fund”) beneficially owned by each Director and nominee for Director of Rand. Rand is not part of a family of investment companies.

Dollar Range of Equity
Name of Director or Nominee	Securities in the Fund

(a) Directors who are not Interested Persons:

Benjamin E. Godley	Over $100,000
Erland E. Kailbourne	Over $100,000
Robert M. Zak	Over $100,000

(b) Directors who are Interested Persons:

Adam S. Gusky	None
Allen F. Grum	Over $100,000

COMMITTEES AND MEETING DATA

The Committees of the Board of Directors had the following members from January 1, 2019 through December 30, 2019:

Governance and
Compensation Committee	Nominating Committee	Audit Committee

Robert M. Zak (Chair)	Erland E. Kailbourne (Chair)	Ross B. Kenzie (Chair)
Erland E. Kailbourne	Ross B. Kenzie	Erland E. Kailbourne
Jayne K. Rand	Jayne K. Rand	Robert M. Zak

After the completion of the 2019 annual meeting of shareholders on December 30, 2019 and through the date of this Proxy Statement, the membership on the Committees of the Board of Directors consisted as follows:

Governance and
Nominating Committee	Audit Committee

Benjamin E. Godley (Chair)	Robert M. Zak (Chair)
Robert M. Zak	Benjamin E. Godley
Erland E. Kailbourne	Erland E. Kailbourne

As described in greater detail below under “Compensation Committee,” upon the completion of the 2019 annual meeting of shareholders, consistent with the requirements of the Nasdaq Listing Rules given the Corporation’s status as a “controlled company” and given the completion of the Externalization, the Board determined to no longer have an active Compensation Committee.

Proxy 9

Proxy Statement ‒ Rand Capital Corporation

In 2019, the full Board met eight times, the Audit Committee met five times, the Governance and Nominating Committee met four times and the Compensation Committee met three times. During 2019, all Directors attended 100% of the aggregate number of meetings of the Board and of committees of which each respective Director was a member.

Compensation Committee

From January 1, 2019 through December 30, 2019, the Compensation Committee was comprised solely of independent Board members, each of whom met the independence requirements of the Nasdaq Stock Market and applicable law and none of whom were “interested persons” as defined in Section 2(a)(19) of the Investment Company Act. The compensation levels of Rand’s President/CEO and Executive Vice President/CFO for 2019 prior to the completion of the Externalization were recommended by Rand’s Compensation Committee and approved by the independent members of the Board of Directors, which represents a majority of its membership.

In connection with the completion of the Externalization, the Corporation sold approximately 8.3 million shares to East for aggregate consideration of $25.0 million. After the completion of this investment, East owns approximately 57.5% of our outstanding shares. As a result of this percentage of ownership of the Corporation’s shares by East, the Corporation qualifies as a “controlled company” under Nasdaq Rule 5615(c) and therefore is permitted to avail itself of the exemptions under the Nasdaq Rules afforded to a “controlled company.” Pursuant to the Nasdaq Rules, the Corporation, as a “controlled company,” is exempt from the requirements of Nasdaq Rule 5605(d) regarding the need to have a standing and fully independent compensation committee. Given, upon the completion of the Externalization, the Corporation no longer has any employees and the employees of RCM do not receive any direct compensation from the Corporation, the Board determined after the completion of the 2019 annual meeting of shareholders that it was no longer necessary or useful to establish and retain a standing compensation committee as of December 30, 2019. Any functions previously performed by the Compensation Committee that may still be applicable for the Corporation after the completion of the Externalization will now be performed by the full Board of Directors. However, given the Board’s focus on good corporate governance, at this time, the Board has decided not to avail itself of any of the other exemptions that are permitted to be used by a “controlled company” under the Nasdaq Rules.

Governance and Nominating Committee

The primary purposes of the Governance and Nominating Committee include:

●	developing, recommending to the Board of Directors and assessing corporate governance policies for Rand;

●	overseeing the evaluation of the Board of Directors and its committees;

●	reviewing and making recommendations to the full Board of Directors regarding the amount and type of compensation that is to be paid to the non-employee Directors; and

●	recommending to the Board of Directors the individuals qualified to serve on Rand’s Board of Directors for election by shareholders at each annual meeting of shareholders, and recommending to the Board of Directors candidates to fill vacancies on the Board of Directors.

Proxy 10

Proxy Statement ‒ Rand Capital Corporation

The Governance and Nominating Committee’s charter may be accessed at Rand’s website, www.randcapital.com. None of the persons that served on the Governance and Nominating Committee during 2019 were “interested persons” as defined in Section 2(a)(19) of the Investment Company Act. Each member of the Governance and Nominating Committee during 2019 met the independence requirements of the Nasdaq Stock Market.

Nomination of Directors

The Governance and Nominating Committee, as part of its responsibilities under its Charter, oversees the identification of qualified individuals to serve on the Board.

We seek Directors who have the required and appropriate skills and characteristics, including business experience and personal skills in finance, marketing, business and other areas that are necessary to contribute to an effective Board of Directors and who meet the criteria set forth in Rand’s Corporate Governance Guidelines. We identify new Director candidates from prominent business persons and professionals in the communities Rand serves or who have a shared interest in the types of investments in which Rand transacts. We consider nominees of shareholders in the same manner as other nominees.

If a vacancy occurs on the Board of Directors, or if the size of the Board of Directors is changed, the Governance and Nominating Committee may, in compliance with the requirements of the Shareholder Agreement described below, recommend candidates to the Board of Directors for election. The Board of Directors may elect a new Director to fill any unexpired term of the seat. Annually, the Governance and Nominating Committee will recommend a slate of new and/or continuing candidates for nomination for election to the Board of Directors. The Board of Directors will select a slate of nominees for Director from recommendations of the Governance and Nominating Committee, and submit the slate of nominees to be voted on by shareholders at Rand’s next annual meeting of shareholders. Rand’s by-laws provide that an annual meeting of shareholders shall be held on the date that the Board of Directors shall determine. The number of Directors on the Board is determined by the Board of Directors, but in no event may it be less than three Directors.

Pursuant to the terms of the Shareholder Agreement, East has the right to designate two or three persons, depending upon the size of the Board of Directors, for nomination for election to the Board of Directors. East will have the right to designate (i) up to two persons if the size of the Board of Directors is composed of fewer than seven directors or (ii) up to three persons if the size of the Board of Directors is composed of seven or more directors. East’s right to designate persons for nomination for election to the Board of Directors under the Shareholder Agreement is the exclusive means by which East may designate or nominate persons for election to the Board of Directors. Given the Board of Directors currently consists of five Directors, East has the right to designate up to two persons for nomination for election to the Board of Directors. In connection with the Annual Meeting, Messrs. Gusky and Godley were each designated for nomination for election to the Board of Directors by East pursuant to the terms of the Shareholder Agreement.

Proxy 11

Proxy Statement ‒ Rand Capital Corporation

Criteria and Diversity

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Governance and Nominating Committee will apply the criteria set forth in Rand’s Corporate Governance Guidelines. These criteria include the candidate’s experience, business skill set and the ability to act in the interests of all shareholders. Our Corporate Governance Guidelines specify that the value of diversity on the Board should be considered by the Governance and Nominating Committee in the director identification and nomination process. The Governance and Nominating Committee seeks nominees with a broad diversity of experience, professions, skills, and backgrounds. The Governance and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Rand believes that the backgrounds and qualifications of the Directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Code of Conduct and Business Ethics

Rand has adopted a written Code of Conduct that applies to Rand’s Chief Executive Officer and Chief Financial Officer that meets the requirements of Item 406 of Regulation S-K. Rand will disclose any substantive amendments to, or waiver from provisions of, the Code of Conduct made with respect to the Chief Executive Officer and the Chief Financial Officer on its website.

In addition, the Corporation has adopted a Board of Directors (Non-Interested) Business Ethics Policy Statement that is applicable to Rand’s Independent Directors. This Business Ethics Policy Statement acts as a general statement of the Corporation’s expectations regarding the ethical standards that each Independent Director should adhere to while acting on behalf of the Corporation, including acting in good faith and in the honest belief that their actions are in the best interests of the Corporation and its shareholders.

Finally, a Joint Code of Ethics has been jointly adopted by the Corporation and RCM that is applicable to the directors, officers and employees of RCM and the officers and Directors of the Corporation that are interested persons. In addition to establishing general standards of conduct for such persons, the Joint Code of Ethics also includes additional procedures as provided by Rule 17j-1 under the Investment Company Act to prevent officers and Directors of the Corporation that are interested persons from abusing their access to information about the Corporation’s investments.

The Code of Conduct, the Business Ethics Policy Statement and the Joint Code of Ethics are each available in the Governance section of Rand’s website at www.randcapital.com.They are also available in print to any shareholder who requests them.

Audit Committee

The Board of Directors has determined that none of the members of the Audit Committee during 2019 were “interested persons” as defined in Section 2(a)(19) of the Investment Company Act. During 2019, the Audit Committee was comprised solely of independent Directors, all of whom met the independence requirements of the Nasdaq Stock Market and the rules of the SEC during their term of service. The Board of Directors has determined that, for of 2019, Ross B. Kenzie and Robert M. Zak were each an audit committee financial expert (as defined by SEC regulations). In addition, each member that served on the Audit Committee during 2019 possessed the financial qualifications required of Audit Committee members set forth in the rules and guidelines of the Nasdaq Stock Market.

The Audit Committee’s charter may be accessed at Rand’s website, www.randcapital.com. The Audit Committee reviews the scope and results of the annual audit, receives reports from Rand’s independent registered public accountants, and reports the Audit Committee’s findings and recommendations to the Board of Directors.

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Proxy Statement ‒ Rand Capital Corporation

The Audit Committee has adopted necessary reporting procedures for the confidential submission, receipt, retention and treatment of accounting and auditing complaints.

Factors used in the Audit Committee’s Assessment of the External Auditor Qualifications and Work Quality:

The Audit Committee is responsible for appointment, compensation and oversight of external auditors.

The Audit Committee annually reviews the Corporation’s independent registered public accounting firm (the “audit firm”) performance and independence in deciding whether to continue to retain such audit firm. In the course of these reviews, the Audit Committee considers, among other things:

●	The quality and efficiency of the audit firm’s historical and recent audit plans.

●	The audit firm’s capabilities and expertise in handling the breadth and complexity of private equity accounting, portfolio valuation and public company reporting.

●	The desired balance of the audit firm’s experience and fresh perspective occasioned by mandatory audit partner rotation every five years, and the audit firm’s periodic rotation of other audit management.

●	Public Company Accounting Oversight Board (PCAOB) reports on the audit firm, if any.

●	The appropriateness of the audit firm’s fees, which the Audit Committee evaluates, reviews and approves.

●	The effectiveness of the audit firm’s communications and working relationships with the Audit Committee and our management.

●	The audit firm’s independence and objectivity.

●	The audit firm’s tenure, having served as the Corporation’s independent registered public accounting firm since 2003.

●	Evaluation of the audit by our executive officers and the Audit Committee.

The Audit Committee considers non-audit fees and services provided when assessing auditor independence.

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Proxy Statement ‒ Rand Capital Corporation

Independent Registered Public Accounting Firm Fees

The aggregate fees for each of the last two fiscal years for services rendered by Freed Maxick CPAs, P.C. (“Freed”) are as follows:

Fee Description	2019	2018
Audit	$115,500	$111,975
Audit Related	$0	$0
Tax	$75,935	$37,827
All Other	$0	$0

For fiscal years 2019 and 2018, all of the services of Freed described in the above categories were pre-approved by the Audit Committee.

Audit Fees

This category consists of fees for the audit of annual consolidated financial statements, review of consolidated financial statements included in quarterly reports on Form 10-Q and services that are normally provided by the independent accountant in connection with statutory and regulatory filings or audit engagements for those fiscal years.

Audit Related Fees

This category consists of assurance and related services by the independent accountant that are reasonably related to the performance of the audit and review of consolidated financial statements and are not reported under audit fees.

Tax Fees

This category consists of professional services rendered by the independent accountant for tax compliance and tax planning. The services for the fees disclosed under this category include tax return preparation and technical advice provided by Freed. With respect to 2019, this also includes technical advice provided by Freed in connection with Corporation’s consideration of an election to become a regulated investment company.

All Other Fees

This category consists of fees not covered by Audit Fees, Audit Related Fees and Tax Fees.

Estimates of annual audit, quarterly review and tax fees to be paid during the year are submitted annually to the Audit Committee for its review and pre-approval and then budgeted for by Rand. All other non-audit services must be pre-approved by the Audit Committee prior to engagement, as required by the Audit Committee’s charter.

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Proxy Statement ‒ Rand Capital Corporation

Audit Committee Report

The Audit Committee has reviewed and discussed Rand’s audited consolidated financial statements with management. In addition, the Audit Committee has discussed with Rand’s independent registered public accountants, Freed Maxick CPAs, P.C., the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received the written disclosures and the letter from Freed Maxick CPAs, P.C. required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Rand’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

This report is respectfully submitted by the Audit Committee of the Board of Directors.

Robert M. Zak, Chair

Benjamin E. Godley

Erland E. Kailbourne

The information provided in the preceding Audit Committee Report will not be deemed to be “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act, unless in the future the Corporation specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

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Proxy Statement ‒ Rand Capital Corporation

COMPENSATION DISCUSSION AND ANALYSIS

Explanatory Note regarding Externalization in November 2019

Following the Externalization in November 2019, all of the Corporation’s employees, including the NEOs, became employees of RCM and no longer receive any direct compensation from the Corporation. As described in greater detail in the Corporation’s Annual Report on Form 10-K under Part I, Item 1 “Business ‒ Investment Advisory and Management Agreement,” the compensation paid by the Corporation to RCM for providing investment advisory and management services under the Advisory Agreement consists of two components — (i) a base management fee and (ii) an incentive fee consisting of two parts: (A) an income based fee and (B) a capital gain based fee. In addition, the Corporation reimburses RCM for its allocable portion of expenses incurred by it in performing its obligations under the Administration Agreement, including its allocable portion of the cost of certain of the Corporation’s officers and their respective staffs, and RCM for certain expenses under the Advisory Agreement.

Introduction

This Compensation Discussion and Analysis discusses the Corporation’s compensation programs and philosophy during the Corporation’s operation in 2019 as an internally-managed business development company under the Investment Company Act and prior to the completion of the Externalization in November 2019. It also discusses the Compensation Committee’s determination of how and why, in addition to what, compensation actions were taken with respect to the NEOs during such period. As discussed above, upon completion of the Externalization in November 2019, all of the Corporation’s employees, including the NEOs, became employees of RCM and no longer receive any direct compensation from the Corporation.

Rand’s principal executive officer is its President/Chief Executive Officer, Allen F. Grum, and Rand’s principal financial officer is its Executive Vice President/Chief Financial Officer, Daniel P. Penberthy. They were Rand’s Named Executive Officers (“NEOs”).

The President/Chief Executive Officer and Executive Vice President/Chief Financial Officer served as the Management and Investment Committee of Rand’s wholly owned subsidiary, Rand Capital SBIC, Inc. (“Rand SBIC”), and were parties to a Profit Sharing Plan (the “Profit Sharing Plan”) of Rand SBIC that was adopted by Rand as a requirement for the licensing of Rand SBIC as a Small Business Investment Company by the U.S. Small Business Administration (“SBA”).

The Compensation Committee, all of the members of which were independent Directors of the Board during their terms of service in 2019, made determinations and recommendations to the Board of Directors with respect to the compensation of the NEOs during 2019. Each member during 2019 (i) satisfied all of the independence requirements under the current rules and guidelines of the Nasdaq Stock Market as discussed under the “Director Independence” section of the Proxy Statement; (ii) was an “outside Director” (as defined in the regulations pursuant to Section 162(m) of the IRS Code), and (iii) was a non-employee Director (as defined in Rule 16b-3 of the Exchange Act). During 2019 prior to the Externalization, Rand’s President/Chief Executive Officer was responsible for establishing the compensation of Rand’s staff other than the NEOs.

As discussed above, given that (i) the Corporation qualifies as a “controlled company” under the rules of the Nasdaq Stock Market and is exempt from the requirements of Nasdaq Rule 5605(d) regarding the need to have a standing and fully independent compensation committee and (ii) upon completion of the Externalization, the Corporation no longer has any employees and the employees of RCM do not receive any direct compensation from the Corporation, the Board determined after the completion of the 2019 annual meeting of shareholders that it was no longer necessary or useful to establish and retain a standing compensation committee, and the Compensation Committee was dissolved as of December 30, 2019.

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Proxy Statement ‒ Rand Capital Corporation

Objectives of Rand’s Compensation Programs and What they are Designed to Reward

Prior to Externalization, Rand depended on the management and analytical abilities of its NEOs for its long-term success and the enhancement of long-term shareholder value. The objectives of Rand’s compensation programs were to provide appropriate levels of compensation, reward above average corporate performance, recognize individual initiative and achievement, attract and retain qualified individuals to contribute to Rand’s success, and motivate management to enhance shareholder value.

Key Elements of Rand’s Compensation Plans Prior to Externalization and Why they were Paid:

●	Base Salary – Base salaries meet the objectives of attracting and retaining the management talent needed to operate the business successfully. Individual salary amounts are not determined by formulas, but instead reflect the Compensation Committee’s judgment with respect to each NEO’s responsibility, performance, experience and past compensation, internal equity considerations and other factors, including NEO retention. Annually, the Board, on recommendation of the Compensation Committee, set base salaries for the NEOs that it believed were appropriate given the scope of their duties and responsibilities.

●	Bonus – Rand provided the opportunity to earn bonuses to its NEOs and staff to motivate them to achieve results that exceed the annual budget and provide value to the Corporation. A bonus, if any, is based on a qualitative consideration of individual and Corporation performance. For purposes of determining whether a bonus was warranted for 2019 performance, the Compensation Committee considered the Corporation’s operating performance, the price performance of the Corporation’s common shares, the change in the Net Asset Value per share and the accomplishments of each officer during the year, including the achievement of strategic initiatives and completion of the Externalization and stock sale transaction with East. Based upon the analysis, a $40,000 bonus was awarded to each of the NEOs for 2019 to reflect the progress on strategic initiatives, SBA approval of the transactions with East, increase in interest income by the Corporation and completion of the transactions with East.

●	Profit Sharing Plan – Rand provided long-term incentives to its NEOs through the Profit Sharing Plan, which allowed them to participate in the growth of Rand’s portfolio and aligned their interests with those of Rand’s shareholders. The terms of Rand’s license to operate Rand SBIC required that it maintain a profit sharing plan, which provided for payment by Rand of designated percentages of net realized capital gains (net of all realized capital losses and unrealized depreciation) of Rand SBIC. Amounts paid or accrued pursuant to the Profit Sharing Plan cannot exceed 20% of Rand’s net income in a given year. For 2019, no amounts were accrued nor paid pursuant to the Profit Sharing Plan.

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Proxy Statement ‒ Rand Capital Corporation

●	Equity – Although we believe that equity ownership by management enhances shareholder value, restrictions imposed by the Investment Company Act preclude Rand from offering stock options or other equity incentives to its NEOs at any time when they participate in a profit sharing plan. The Board of Directors believes that each of the NEOs owns shares of Rand that are significant to their respective net worths.

●	Standard Employee Benefits – Rand provided employee benefits it considered competitive and necessary to attract and retain talented personnel. Rand maintained a 401(k) plan for its employees under which participants may elect to contribute up to 20% of their compensation on a pretax basis, to a maximum of $19,000 ($25,000 if age 50 or over) for 2019. Rand made a contribution of 1% of compensation for each participant and matched participant contributions up to 5% of compensation, subject to IRS annual compensation and contribution limits. Rand could also elect to contribute discretionary amounts under the 401(k) plan as determined by the Board. No discretionary amounts have been contributed since the 401(k) plan’s inception. Rand also provided life insurance and automobile reimbursement benefits to its NEOs.

At the 2019 annual meeting of shareholders, our shareholders cast 10,234,544 votes, or approximately 87%, in favor of approving the compensation of our NEOs and 1,500,436 votes, or approximately 13%, against approving such compensation, with 41,187 votes, or approximately 0.35%, abstaining. Our Board values the opinions expressed by our shareholders, including the non-binding advisory vote on executive compensation. We are mindful of the strong support our shareholders expressed for our philosophy of seeking to link compensation to our operating and strategic objectives and the enhancement of shareholder value.

How the Amounts of Each Element of Compensation are Determined and How They Fit Into Rand’s Overall Compensation Objectives

Salary, Bonus and Profit Sharing

The Compensation Committee determined that the amount of the base salary paid to each of the NEOs for 2019 was in the best interests of shareholders. A discretionary bonus payment was paid for 2019 to each of the NEOs for the reasons described above. The NEOs did not earn a profit sharing payment under the Profit Sharing Plan in 2019. In making its determination regarding compensation for each of the NEOs, the Compensation Committee considered whether the salaries, bonuses and profit sharing amounts due to its NEOs were consistent with the compensation philosophy described above.

The Analysis Used in Setting Compensation Levels

When making individual compensation decisions for NEOs, the Compensation Committee took many factors into account, including the individual’s role and responsibilities, performance, and experience; the overall performance of Rand; the recommendations of Board committee chairs; the individual’s past compensation; and a comparison to the other NEO of Rand. The Compensation Committee had the right to engage a compensation consultant to provide insight into setting compensation levels.

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Proxy Statement ‒ Rand Capital Corporation

Specifically, the Compensation Committee has considered factors such as:

●	total compensation in relation to Rand’s size, and the composition and performance of its investments and total investment capital available;

●	Rand’s success in identifying appropriate investment opportunities and returns on its investments;

●	the value of Rand’s assets in accordance with Accounting Standards Codification 820 “fair value measurement”;

●	the responsibilities and duties of the NEOs;

●	whether there has been any adjustment or potential recovery of prior payments resulting from the restatement of prior performance measures upon which bonus or profit sharing awards were based (no such adjustments or recovery occurred during 2017, 2018 or 2019); and

●	realized income from investment exits in the consolidated Rand and Rand SBIC portfolios.

Evaluating Performance

The Compensation Committee evaluated the performance of the NEOs annually, and consulted with the other Directors and committee chairs regarding that performance. The Compensation Committee also sought the advice of the President and Chief Executive Officer in connection with the performance evaluation for the other NEO; however, the President and Chief Executive Officer was not present when the Compensation Committee met to evaluate his performance and recommend compensation for the NEOs.

The Compensation Committee used discretion in qualitatively evaluating individual performance and considered the following factors, among others, in recommending to the Board any annual bonus awards to the NEOs: the input of other Board Committee Chairs, and each NEO’s contribution to Rand’s leadership, management, strategic planning, business development, and investment returns.

Change in Control Agreements

During 2019, each of our NEOs was a party to a Change in Control Agreement with the Corporation. The Corporation and the Board of Directors believed that maintaining a Change in Control Agreement with each of our NEOs was in the best interest of the Corporation and its shareholders as it would assist in retaining our leadership in the event of a change in control and provided our NEOs with reasonable financial security in the case of a loss of employment resulting from a change in control.

Each of the Change in Control Agreements were cancelled without any payment to the NEOs on November 8, 2019 in connection with the closing of the Corporation’s stock sale transaction with East.

Accounting and Tax Treatments of Compensation

The Compensation Committee’s policy was to structure compensation in a way that allowed it to be fully tax deductible, where doing so would further the purposes of the executive compensation programs. The Compensation Committee also considered it important to retain flexibility to design compensation programs that recognize a full range of criteria important to Rand’s success, even where compensation payable under the programs may not have been fully tax deductible.

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Proxy Statement ‒ Rand Capital Corporation

Compensation Consultant

During 2019, the Corporation did not utilize a compensation consultant.

Profit Sharing Plan

We believe Rand’s base salaries, bonuses and the Profit Sharing Plan collectively created an appropriate focus on long-term objectives and promoted NEO retention. The terms of the SBA’s license for Rand’s SBIC subsidiary required it to maintain a profit sharing plan that provided for payment to the NEOs of the designated percentages of the net realized capital gains (net of all unrealized capital losses and unrealized depreciation) of Rand’s SBIC subsidiary. The Compensation Committee did not have discretion to change the amounts due under the Profit Sharing Plan.

Under the Profit Sharing Plan, NEOs are paid cumulative profit sharing payments equal to 12% of realized capital gains of Rand SBIC, net of realized capital losses and unrealized depreciation of Rand SBIC, for each fiscal year of Rand SBIC, computed in accordance with the Profit Sharing Plan.

The profit sharing payments were shared equally between Rand’s two NEOs, each of whom were fully vested in the Profit Sharing Plan. Under the Investment Advisers Act of 1940 (Section 205(b)(3)) requirements, the aggregate amount which may be paid or accrued under the Profit Sharing Plan and any other incentive based plan maintained by Rand during any fiscal year, may not exceed 20% of Rand’s net income after taxes, as defined, for that fiscal year. In accordance with Investment Company Act requirements, a majority of the members of the Board who were not interested persons approved the Profit Sharing Plan on the basis that it was reasonable and fair to Rand’s shareholders, and did not involve overreaching of Rand or its shareholders on the part of any person concerned.

In 2019, no payments were due or payable to the NEOs under the Profit Sharing Plan.

Disbursement Triggers on Non-Equity Incentive Compensation

Realized gains from portfolio exits are typically received by Rand in a combination of lump sum payment (cash) and a release of escrow 12 to 24 months following closing. Profit sharing payments under the Profit Sharing Plan that were accrued by the Corporation were typically disbursed to the NEOs upon the receipt of cash proceeds. If a loss or deduction to funds held in escrow occurs due to post-closing adjustments or claims, the pro-rata profit sharing obligation payable to NEOs under the Profit Sharing Plan was forfeited. No money was accrued to be paid at December 31, 2019.

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Proxy Statement ‒ Rand Capital Corporation

Risk Considerations in our Compensation Program

The compensation of the NEOs consisted of fixed and variable compensation. The fixed (or salary) portion of compensation was designed to provide a steady income so executives did not feel pressured to focus exclusively on short-term gains or annual stock price performance, which may have been to the detriment of long-term appreciation and other business metrics. The variable (bonus and profit sharing) portions of compensation were designed to reward both short- and long-term corporate performance. For short-term performance, bonuses were qualitatively determined by the Compensation Committee and approved by the Board. For long-term performance, profit sharing was determined based on realized income from portfolio investment exits, net of realized and unrealized losses and depreciation. In addition, the following risk mitigation components existed:

●	Bonus payments were not tied directly to specific financial metrics, which reduced the risk that management was incented inappropriately to achieve desired targets and performance metrics;

●	Maintenance of the Profit Sharing Plan was required under the terms of the SBA’s license for our SBIC subsidiary, and the SBA’s requirement to maintain the Profit Sharing Plan suggests that it believed that the Profit Sharing Plan provided for compensation to participants in an appropriate manner and in appropriate amounts;

●	Profit sharing payments under the Profit Sharing Plan were limited by the Investment Advisers Act of 1940 to 20% of Rand’s net income after taxes as defined in any fiscal year;

●	The Board, Compensation Committee and independent registered public accountants reviewed all profit sharing calculations prior to disbursement;

●	Each NEOs’ personal investment portfolios include significant amounts of Rand’s shares, which aligned their interests with the interests of our other shareholders in Rand’s long-term success and stock price appreciation. At the end of 2019, Allen F. Grum owned 173,642 shares and Daniel P. Penberthy owned 84,467 shares.

●	The Profit Sharing Plan and our approach to payment of bonuses each have been in place for a number of years, and we saw no evidence that they encouraged unnecessary or excessive risk taking;

●	Rand had specific quarterly reporting, review and approval processes with its Board of Directors, which we believe were adequate to prevent manipulation by any employee, including our NEOs; and

●	The compensation and bonus of non-executive officers were qualitatively determined by the President and Chief Executive Officer, which we believe encourages a balanced approach to overall corporate performance.

Anti-Hedging Policy

As part of the Corporation’s insider trading policy, the Corporation’s directors and officers are prohibited from engaging (i) in any short sales of the Corporation’s securities, (ii) in any transaction involving puts, calls and other derivative instruments that relate to or involve the Corporation’s securities or (iii) in any hedging or other monetization transactions or similar arrangements involving the Corporation’s securities.

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Proxy Statement ‒ Rand Capital Corporation

Compensation Committee Report

The Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on its review and discussions with management, the Board of Directors has approved that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Board of Directors

Erland E. Kailbourne, Chair
Robert M. Zak
Benjamin E. Godley
Allen F. Grum
Adam S. Gusky

The information provided in the preceding Compensation Committee Report will not be deemed to be “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act, unless in the future the Corporation specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act.

Compensation Committee Interlocks and Insider Participation

During 2019, none of the members that served on the Compensation Committee was an officer or employee or former officer or employee of Rand or had any relationship with respect to Rand that would require disclosure under Regulation S-K, Item 404.

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Proxy Statement ‒ Rand Capital Corporation

Summary Compensation Table

The following table sets forth information with respect to the compensation paid or earned for the 2019, 2018 and 2017 fiscal years to each NEO. With respect to 2019, the figures below represent the amounts earned by each NEO prior to the Externalization. Following the Externalization, all of the Corporation’s employees, including the NEOs, became employees of RCM and no longer receive any direct compensation from the Corporation. Rand is not part of a fund complex.

Name and Principal Position (1)	Year	Salary (2)	Bonus (2)(3)	Non-Equity Incentive Plan Compensation(3)(7) (Profit Sharing Plan)	All Other Compensation (4)(5)	Total Compensation (6)
Allen F. Grum, President and Chief Executive Officer	2019(8)	$222,500	$40,000	$0	$16,800(4) $44,929(5)	$324,229
	2018	$245,000	$50,000	$0	$16,500(4) $16,666(5)	$328,166
	2017	$240,000	$0	$0	$16,020(4) $16,666(5)	$272,686
Daniel P. Penberthy, Executive Vice President and Chief Financial Officer	2019(8)	$218,221	$40,000	$0	$16,800(4) $40,056(5)	$315,077
	2018	$230,000	$50,000	$0	$16,500(4) $10,797(5)	$307,297
	2017	$225,000	$0	$0	$16,020(4) $10,797(5)	$251,817

(1)	Mr. Grum is Rand’s principal executive officer, and Mr. Penberthy is Rand’s principal financial officer. Following the completion of the Externalization, neither Mr. Grum nor Mr. Penberthy is an employee of the Corporation or receives any direct compensation from the Corporation, though each retains an officer position with the Corporation.

(2)	Represent amounts earned, prior to employee 401(k) contributions.

(3)	Bonuses and non-equity incentive plan compensation were fully accrued as of December 31 of the respective year. Bonus amounts were disbursed subsequent to the respective year-end and, non-equity incentive compensation is expected to be paid in installments following receipt of respective realized gain proceeds, to include the completion of the escrow holdback period, which typically occurs in a 12 – 24 month period following exit from an investment.

(4)	Includes contributions made by Rand to the 401(k) plan account for the NEOs. Rand’s 401(k) plan is available to all Rand employees. Under the 401(k) plan, participants may elect to contribute up to 20% of their compensation on a pretax basis by salary reduction up to a maximum of $19,000 ($25,000 if age 50 or over) for 2019. For eligible employees, Rand makes a contribution of 1% of compensation and matches employee contributions up to 5%, subject to IRS annual compensation and contribution limits. In addition, Rand may elect to contribute an annual discretionary amount as determined by the Board of Directors. In 2019, 2018 and 2017, Rand did not make a discretionary contribution to the 401(k) plan.

(5)	Amount indicated includes the cost of life insurance, disability insurance and business automobile reimbursement benefits. With respect to 2019, the amount includes a one-time unused vacation time accrual payment for Mr. Grum in the amount of $28,299 and for Mr. Penberthy in the amount of $29,422 for accrued, but unused, vacation that was paid out in cash by the Corporation in connection with the Externalization.

(6)	Non-equity incentive compensation from the Corporation’s Profit Sharing Plan was 0% of total compensation for the NEOs in 2019. Total salary and bonus for the NEOs approximated 81%, 90% and 89% of total compensation in 2019, 2018 and 2017, respectively.

(7)	Non-equity incentive plan compensation consists of payments under the Profit Sharing Plan (in each case 6% of net realized capital gains of Rand SBIC as defined in the Profit Sharing Plan).

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Proxy Statement ‒ Rand Capital Corporation

Option Plan

Rand does not have any outstanding equity awards, options or stock vesting rights.

Pension Benefits

Rand does not provide any tax-qualified defined benefit plan or supplemental executive retirement plan, or similar plan that provides for specified retirement payments or benefits.

DIRECTOR COMPENSATION

Effective January 1, 2016, Board compensation was changed so that each Board member receives a $25,000 per annum stipend for Board and Committee service, and per meeting fees were eliminated. Committee Chairs receive an additional stipend of $2,500 (Audit), $1,000 (Compensation) or $1,000 (Governance and Nominating). The Board Chair receives an additional $10,000 retainer. No other forms of compensation are utilized; however, Rand reimburses out-of-town Directors for travel and out-of-pocket expenses incurred in connection with their service on our Board.

The following table sets forth information with respect to the compensation paid to or earned by each non-employee Director for 2019. Rand did not pay or accrue any other compensation to Directors for 2019.

Name(1)	Fees Earned or Paid in Cash
Erland E. Kailbourne	$36,000
Ross B. Kenzie	$27,500
Jayne K. Rand	$25,000
Robert M. Zak	$26,000

(1) Neither Mr. Godley nor Mr. Gusky earned any fees from Rand with respect to their service as a Director during the period from November 8, 2019 to December 31, 2019.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our President and Chief Executive Officer. The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our President and Chief Executive Officer to the median of the annual total compensation of our other employees. We determined our median employee based on base salary, as reflected in our payroll records, for each of our three employees (excluding the President/Chief Executive Officer) as of December 31, 2019. The annual total compensation of our median employee (other than the President/Chief Executive Officer) for 2019 was $184,771. As disclosed in the Summary Compensation Table, our President/Chief Executive Officer’s annual total compensation for 2019 was $324,229. Based on the foregoing, our estimate of the ratio of the annual total compensation of our President/Chief Executive Officer to the median of the annual total compensation of all other employees was 1.8 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

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Proxy Statement ‒ Rand Capital Corporation

Related Person Transactions

For the year ended December 31, 2019, there were no transactions, or proposed transactions, exceeding $120,000 in which the Corporation was or is a participant in which any related person had or will have a direct or indirect material interest.

In November 2019, the Corporation entered into the Advisory Agreement and the Administration Agreement with RCM. RCM is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and is owned by East, which owns approximately 58% of our outstanding shares, and an entity that is owned by Brian Collins. In addition, Messrs. Grum and Penberthy are each officers and employees of RCM. The Board of Directors unanimously approved the Advisory Agreement and the Administration Agreement at an in-person meeting on January 24, 2019 and the Corporation’s shareholders approved the Advisory Agreement at a special meeting of shareholders held on May 16, 2019. The Corporation’s day-to-day investment operations are managed by RCM and services necessary for its business, including the origination and administration of its investment portfolio are provided by individuals who are employees of RCM. RCM acts as the Corporation’s investment adviser and administrator pursuant to the terms of the Advisory Agreement and the Administration Agreement. As described in greater detail in the Corporation’s Annual Report on Form 10-K under Part I, Item 1 “Business ‒ Investment Advisory and Management Agreement,” the compensation paid by the Corporation to RCM for providing investment advisory and management services under the Advisory Agreement consists of two components — (i) a base management fee and (ii) an incentive fee consisting of two parts: (A) an income based fee and (B) a capital gain based fee. The Corporation reimburses RCM for the allocable portion of expenses incurred by RCM in performing its obligations on behalf of the Corporation under the Administration Agreement. From the date of the Externalization through December 31, 2019, the base management fee earned by RCM under the terms of the Advisory Agreement was $85,488, no incentive fees were earned by RCM under the Advisory Agreement and the Corporation reimbursed RCM in the amount of $1,368 for expenses incurred under the terms of the Administration Agreement. In addition, RCM reimbursed the Corporation in the amount of $2,573 for expenses incurred by the Corporation on behalf of RCM.

In order to ensure that the Corporation does not engage in any related-party transactions with any persons affiliated with the Corporation, the Corporation requires that the Audit Committee must review in advance any “related-party” transaction, or series of similar transactions, to which the Corporation or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which such related party had, or will have, a direct or indirect material interest.

Directors’ and Officer’s Liability Insurance

Rand has an insurance policy from Peleus Insurance Company effective from March 31, 2019 to March 31, 2020 that indemnifies (1) Rand for any obligation incurred as a result of its indemnification of its Directors and officers under the provisions of the BCL and Rand’s by-laws, and (2) Rand’s Directors and officers as permitted under the BCL and Rand’s by-laws. The policy covers all Directors and officers of Rand from March 31, 2019 to March 31, 2020 for a total premium of $34,244. From December 31, 2018 to March 31, 2019, Rand had an insurance policy that covered all Directors and officers of Rand from Illinois National Insurance Company for a total premium of $6,719. No sums have been paid to Rand or its Directors or officers under the insurance contract.

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Proxy Statement ‒ Rand Capital Corporation

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Freed Maxick CPAs, P.C. (“Freed”), independent registered public accounting firm, as our auditors for the year ending December 31, 2020. Although shareholder approval of the selection of Freed is not required by the Investment Company Act or our by-laws, our Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this selection. If this proposal is not approved by our shareholders at the Annual Meeting, our Audit Committee may reconsider its selection of Freed. Even if the selection is ratified by our shareholders, our Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Corporation and our shareholders.

Representatives of Freed are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Our Board of Directors recommends that you vote FOR the ratification of the selection of Freed as our independent registered public accounting firm for the 2020 fiscal year.

OTHER BUSINESS

Rand does not know of any other matters that will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

Proxy 26

Proxy Statement ‒ Rand Capital Corporation

Shareholder Proposals for the 2021 Annual Meeting

Shareholder proposals intended to be presented at the 2021 Annual Meeting of Shareholders and to be considered for inclusion in Rand’s proxy statement and form of proxy for that meeting must be received at Rand’s offices not later than November 17, 2020.

The Corporation’s by-laws provide that no business may be brought before an annual meeting of shareholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by the Board of Directors or by a shareholder entitled to vote who has delivered notice to the Corporation (containing the information specified in the Corporation’s by-laws) not later than 90 days nor more than 120 days in advance of the anniversary date of the prior year’s annual meeting of shareholders. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Corporation’s proxy statement. A shareholder wishing to submit a proposal for consideration at the 2020 Annual Meeting of Shareholders, which is not submitted for inclusion in the proxy statement, should do so between December 23, 2020 and January 22, 2021.

In addition, under the Corporation’s by-laws, nominations for director may be made only by the Board of Directors, by the Governance and Nominating Committee, or by a shareholder entitled to vote who has delivered written notice to the Corporation (containing the information specified in the Corporation’s by-laws) not later than 90 days nor more than 120 days in advance of the anniversary date of the prior year’s annual meeting of shareholders (i.e. between December 23, 2020 and January 22, 2021), except, in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date of the prior year’s annual meeting of shareholders, notice by the shareholder must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

March 17, 2020	By Order of the Board of Directors
Erland E. Kailbourne
Chairman of the Board

It is important that proxies be returned promptly. Shareholders are urged to complete, sign, date and return the proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. If you attend the Annual Meeting in person you may, if you wish, withdraw your proxy and vote in person.

Proxy 27

Proxy Statement ‒ Rand Capital Corporation

Multiple Copies of our Annual Report and Proxy Statement (Householding)

When more than one holder of Rand common stock shares the same address, we may deliver only one annual report and one proxy statement to that address unless we have received contrary instructions from one or more of those shareholders. Similarly, brokers and other intermediaries holding shares of Rand common stock in “street name” for more than one beneficial owner with the same address may deliver only one annual report and one proxy statement to that address if they have received consent from the beneficial owners of the stock.

Rand will deliver promptly upon written or oral request a separate copy of the annual report and proxy statement to any shareholder, including a beneficial owner of stock held in “street name”, at a shared address to which a single copy of either of those documents was delivered. To receive additional copies of our annual report and proxy statement, you may call or write Elspeth A. Donaldson, Office Manager, Rand Capital Management LLC, 2200 Rand Building, Buffalo, New York 14203, telephone (716) 853-0802 or email her at eadonaldson@randcapital.com. You may also access a copy of Rand’s annual report and proxy statement on our website, www.randcapital.com, or via the SEC’s EDGAR home page, www.sec.gov/edgar/searchedgar/companysearch.html.

You may also contact Miss Donaldson at the address or telephone number above if you are a shareholder of record of Rand and you wish to receive a separate annual report and proxy statement in the future, or if you are currently receiving multiple copies of our annual report and proxy statement and want to request delivery of a single copy in the future. If your shares are held in “street name” and you want to increase or decrease the number of copies of our annual report and proxy statement delivered to your household in the future, you should contact the broker or other intermediary who holds the shares on your behalf.

FINANCIAL STATEMENTS AVAILABLE

A copy of Rand’s 2019 annual report containing audited financial statements accompanies this Proxy Statement.

Rand will provide without charge to each shareholder upon written request a copy (without exhibits, unless otherwise requested) of Rand’s Annual Report on Form 10-K required to be filed with the SEC for the year ended December 31, 2019. Requests for copies should be addressed to Investor Relations, Rand Capital Corporation, 2200 Rand Building, Buffalo, New York, 14203. Requests may also be directed to (716) 853-0802 or to eadonaldson@randcapital.com via email. Copies may also be accessed electronically by means of the SEC’s EDGAR home page on the internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

FINAL PAGE OF PROXY STATEMENT

Proxy 28

RAND CAPITAL CORPORATION
ATTN: ELSPETH DONALDSON
2200 RAND BUILDING
BUFFALO, NY 14203

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/21/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/21/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Allen F. Grum	☐	☐	☐
1b. Erland E. Kailbourne	☐	☐	☐
1c. Robert M. Zak	☐	☐	☐
1d. Adam S. Gusky	☐	☐	☐
1e. Benjamin E. Godley	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000443404_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

RAND CAPITAL CORPORATION
Annual Meeting of Shareholders
April 22, 2020 10:30 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Robert M. Zak and Allen F. Grum as proxies, each with the power to appoint a substitute and hereby authorizes them to represent and to vote as designated below all the shares of Common Stock of Rand Capital Corporation (the "Company") held of record by the undersigned at the Annual Meeting of Shareholders of the Company to be held on April 22, 2020 or any adjournment hereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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